Exhibit 99.1

Daré Bioscience Announces Reverse Stock Split

Shares Expected to Begin Trading on Split-Adjusted Basis on July 1, 2024

SAN DIEGO, June 27, 2024 (GLOBE NEWSWIRE) -- Daré Bioscience, Inc. (NASDAQ: DARE), a leader in innovation for the health and wellbeing of women, today announced that it will implement a 1-for-12 reverse split of the issued shares of its common stock, effective at 12:01 a.m. Eastern Time on July 1, 2024. The Company’s common stock is expected to begin trading on a split-adjusted basis when the market opens on Monday, July 1, 2024, and will continue to trade on The Nasdaq Capital Market under the symbol “DARE.” The new CUSIP number for the common stock will be 23666P200.

The reverse stock split is intended to increase the bid price of the common stock to enable the Company to regain compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market. The Company’s stockholders authorized the reverse stock split at the Company’s annual meeting of stockholders held on June 5, 2024.

When the reverse stock split becomes effective, every 12 shares of the Company’s common stock issued and outstanding or held by the Company in treasury will automatically be combined and reclassified into one share of common stock. No fractional shares will be issued as a result of the reverse stock split. Stockholders who would otherwise be entitled to receive a fractional share will instead automatically have their fractional interests rounded up to the next whole share, after aggregating all the fractional interests of a holder resulting from the reverse stock split. The reverse stock split will affect all stockholders uniformly and will not change any stockholder’s percentage ownership interest or any stockholder’s proportionate voting power, except for immaterial changes that may result from the treatment of fractional shares. The reverse stock split will not change the number of authorized shares of the Company’s common stock or the par value per share of the Company’s common stock.

The reverse stock split will reduce the number of issued and outstanding shares of the Company’s common stock from approximately 101.1 million to approximately 8.4 million.

As a result of the reverse stock split, proportionate adjustments will be made to the per share exercise prices of, and the number of shares underlying, the Company’s outstanding stock options, as well as to the number of shares available for future awards granted under the Company’s stock incentive plans. In addition, proportionate adjustments will be made to the per share exercise prices of, and the number of shares underlying, outstanding warrants to purchase shares of the Company’s common stock.

The combination of, and reduction in, the issued shares of common stock as a result of the reverse stock split will occur automatically at the effective time of the reverse stock split without any additional action on the part of the Company’s stockholders. The Company’s transfer agent, Equiniti Trust Company, LLC, is acting as the exchange agent for the reverse stock split and will send stockholders of record holding their shares electronically in book-entry form a transaction notice indicating the number of shares of common stock held after the reverse stock split. Stockholders who hold their shares through a broker, bank, or other nominee will have their positions adjusted to reflect the reverse stock split, subject to their broker, bank, or other nominee’s particular processes, and are not expected to be required to take any action in connection with the reverse stock split.

Additional information regarding the reverse stock split can be found in the Company’s definitive proxy statement for the annual meeting of stockholders of the Company held on June 5, 2024, which was filed with the U.S. Securities and Exchange Commission on April 26, 2024, a copy of which is available at www.sec.gov and on the Company’s website.

About Daré Bioscience

Daré Bioscience is a biopharmaceutical company committed to advancing innovative products for women’s health. The company’s mission is to identify, develop and bring to market a diverse portfolio of differentiated therapies that prioritize women’s health and well-being, expand treatment options, and improve outcomes, primarily in the areas of contraception, vaginal health, reproductive health, menopause, sexual health and fertility.

The first FDA-approved product to emerge from Daré’s portfolio of women’s health product candidates is XACIATO™ (clindamycin phosphate) vaginal gel 2%, a lincosamide antibacterial indicated for the treatment of bacterial vaginosis in female patients 12 years of age and older, which is under a global license agreement with Organon. Organon commenced U.S. marketing of XACIATO in the fourth quarter of 2023. Daré’s portfolio also includes potential first-in-category candidates in clinical development: Ovaprene®, a novel, hormone-free monthly intravaginal contraceptive whose U.S. commercial rights are under a license agreement with Bayer; Sildenafil Cream, 3.6%, a novel cream formulation of sildenafil, the active ingredient in Viagra®, to treat female sexual arousal disorder (FSAD); and DARE-HRT1, a combination bio-identical estradiol and progesterone intravaginal ring for menopausal hormone therapy. To learn more about XACIATO, Daré’s full portfolio of women’s health product candidates, and Daré’s mission to deliver differentiated therapies for women, please visit www.darebioscience.com.

Daré Bioscience leadership has been named on the Medicine Maker’s Power List and Endpoints News’ Women in Biopharma 2022. In 2023, Daré’s CEO was honored as one of Fierce Pharma’s Most Influential People in Biopharma for Daré’s contributions to innovation and advocacy in the women’s health space. Daré Bioscience placed #1 in the Small Company category of the San Diego Business Journal’s 2023 Best Places to Work Awards.

Daré may announce material information about its finances, product and product candidates, clinical trials and other matters using the Investors section of its website (http://ir.darebioscience.com), SEC filings, press releases, public conference calls and webcasts. Daré will use these channels to distribute material information about the company and may also use social media to communicate important information about the company, its finances, product and product candidates, clinical trials and other matters. The information Daré posts on its investor relations website or through social media channels may be deemed to be material information. Daré encourages investors, the media, and others interested in the company to review the information Daré posts in the Investors section of its website and to follow these X (formerly Twitter) accounts: @SabrinaDareCEO and @DareBioscience. Any updates to the list of social media channels the company may use to communicate information will be posted in the Investors section of Daré’s website.

Forward-Looking Statements

Daré cautions you that all statements, other than statements of historical facts, contained in this press release, are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” “project,” “target,” “objective,” or the negative version of these words and similar expressions. In this press release, forward-looking statements include, but are not limited to, statements relating to the timing, completion and effect of the reverse stock split and the Company’s ability to regain compliance with Nasdaq’s minimum bid price requirement and continue to have its common stock listed on The Nasdaq Capital Market. As used in this press release, the description of a product candidate as “first-in-category” is a forward-looking statement relating to the potential of the candidate to represent a new category of product if it were to receive marketing approval for the indication for which Daré is developing it. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Daré’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements in this press release, including, without limitation, the risk that Nasdaq may not process the reverse stock split on the expected timeline; the risk that after the reverse stock split the closing bid price of the Company’s common stock is not at least $1.00 per share for a minimum of ten consecutive trading sessions; the potential for Nasdaq to suspend trading in or to delist the Company’s common stock. Daré’s forward-looking statements are based upon its current expectations and involve assumptions that may never materialize or may prove to be incorrect. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. For a detailed description of Daré’s risks and uncertainties, you are encouraged to review its documents filed with the SEC including Daré’s recent filings on Form 8-K, Form 10-K and Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Daré undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts:

Media and Investors on behalf of Daré Bioscience, Inc:

Camilla White / Simona Kormanikova

Dentons Global Advisors

DareBioscience@dentonsglobaladvisors.com / 1.212.466.6450

Source: Daré Bioscience, Inc.